Exhibit 10.14

FORM OF

ABITIBIBOWATER INC. 2010 EQUITY INCENTIVE PLAN

EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”), dated as of                      (the “Date of Grant”), is made by and between AbitibiBowater Inc., a Delaware corporation (the “Company”), and                                          (“Participant”).

WHEREAS, the Company has adopted the AbitibiBowater Inc. 2010 Equity Incentive Plan (the “Plan”), pursuant to which options may be granted to purchase shares of the Company’s common stock, par value $0.001 per share (“Stock”); and

WHEREAS, the Human Resources and Compensation/Nominating and Governance Committee of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the stock option award provided for herein to Participant subject to the terms set forth herein, and the Board of Directors of the Company has ratified the grant.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Option.

(a) Grant. The Company hereby grants to Participant an option (the “Option”) to purchase [                ] shares of Stock (such shares of Stock, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.

(c) Acceptance of Agreement. Unless Participant notifies the Corporate Secretary of the Company in writing within 14 days after the Date of Grant that Participant does not wish to accept this Agreement, Participant will be deemed to have accepted this Agreement and will be bound by the terms of the Agreement and the Plan. Any such notice may be given to the Director, Corporate Compensation at the Company’s principal executive office.

2. Terms and Conditions.

(a) Exercise Price. The Exercise Price, being the price at which Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be $            per Option Share.

(b) Exercisability of the Option. Except as may otherwise be provided herein, the Option shall become vested and exercisable with respect to twenty five percent (25%) of the Option Shares (rounded to the nearest whole Option Share) on each of the first four anniversaries of the Date of Grant (each such date, a “Vesting Date”), subject to the Participant’s continued employment through the applicable Vesting Date or in the case of terminations of employment due to Retirement as provided in Section 3(a).

3. Termination of Employment with the Company.

(a) Retirement. If the Participant’s employment with the Company, Affiliates and Subsidiaries terminates as a result of “Retirement” at any time on or after six months from the Date of Grant has elapsed, the Option shall continue to become vested and exercisable in accordance with Section 2(b), unless Section 3(c) applies. The vested portion of the Option shall remain exercisable during the one-year period beginning on the last Vesting Date for the Option; provided that if the Participant dies during such one-year period, then the remaining portion of the then outstanding and vested Option shall remain exercisable for two years following the death of Participant. For purposes of the Agreement, “Retirement” means the Participant terminates employment with the Company, all Affiliates and Subsidiaries under circumstances that do not entitle the Participant to severance either pursuant to an agreement or policy, plan or program and such termination occurs on or after: (i) attaining age 58, (ii) completing at least two years of service, and (iii) having a combined age and years of service equal to at least 62.5 points.

(b) Involuntary Termination and Certain Retirements. If the Participant’s employment with the Company, Affiliates and Subsidiaries terminates as a result of Retirement within six months after the Date of Grant or the Participant is involuntarily terminated by the Company or any Affiliate or Subsidiary without Cause (whether or not the Participant is eligible for Retirement and other than due to Disability or death), then the Option shall become vested with respect to a prorated number of the Option Shares. For purposes of the preceding, the prorated portion of the Option that is vested as of the Participant’s date of termination, including the portion of the Option then already vested, shall be the total number of Option Shares multiplied by a fraction, the numerator of which shall be the number of full months elapsed from the Date of Grant through the date of the Participant’s termination of employment (or, if later, the last day of any severance period during which such Participant is receiving salary continuation) and the denominator of which shall be 48. The vested portion of the Option shall remain exercisable during the one-year period beginning on Participant’s date of termination or service with the Company; provided that if the Participant dies during such one-year period, then the remaining portion of the then outstanding and vested Option shall remain exercisable for two years following the death of Participant.

(c) Death. If the Participant’s employment with the Company or any Affiliate or Subsidiary terminates due to the Participant’s death, then, in addition to the portion of the Option then vested, the portion of the Option scheduled to vest on the next Vesting Date shall also vest on the date of death. The vested portion of the Option shall remain exercisable for two years following the death of Participant.

(d) Disability. If the Participant becomes eligible for long-term disability benefits under a Company-sponsored plan, then, in addition to the portion of the Option then vested, the portion of the Option scheduled to vest on the next Vesting Date shall also vest on the first date of the long-term disability period. The vested portion of the Option shall remain exercisable for two years from the first date of the long-term disability period. For the avoidance of doubt, the Option shall continue vesting during any applicable short-term disability period that occurs before Participant becomes eligible for long-term disability.

(e) Termination by the Company for Cause. If the Participant’s employment with the Company terminates for Cause, then the entire Option (including any portion which was previously vested, but not exercised as of the date of termination) shall be immediately forfeited.

(f) Other Termination. If the Participant’s employment with the Company terminates other than as otherwise described in the foregoing provisions of this Section 3, including resignation before Retirement eligibility, then any vested portion of the Option as of the date of such termination shall remain exercisable for 90 days following such termination of employment with the Company; provided that if the Participant dies during such 90-day period, then any vested portion of the Option as of the date of death shall remain exercisable for one year following the death of the Participant.

Notwithstanding anything contained to the contrary in this Section 3, in no event shall all or any portion of the Option be exercisable after the ten-year anniversary of the Date of Grant.

4. Method of Exercise. Subject to applicable law, the Exercise Price shall be payable in cash, check, cash equivalent or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee. Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon (i) the exercise of an Option by irrevocably authorizing a third party to sell, on behalf of the Participant, shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, (ii) such other method which is approved by the Committee. Notwithstanding the foregoing, if, on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a net exercise and the Company shall deliver to the Participant the number of shares of Stock for which the Option was deemed exercised less such number of shares of Stock required to be withheld to cover the payment of the Exercise Price and all applicable required withholding taxes, which portion of the Stock shall be delivered by the Company to its transfer agent who will sell them on behalf of the Participant in order to pay the exercise price and the withholding tax.

5. Settlement of the Options. The Company undertakes and agrees to settle the Options only by issuing stocks and will not exercise its right under the Plan to settle the Options by any other means.

6. Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, provincial, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations.

(a) Transferability. Unless otherwise provided by the Committee in writing, the Option shall not be transferable by Participant other than by will or the laws of descent and distribution.

(b) Rights as Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.

(c) Tax Withholding. All distributions under the Plan are subject to withholding of all applicable federal, state, provincial, local and foreign taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. If permitted by the Committee (in its sole discretion), such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, which will be sold on behalf of the Participant to satisfy the applicable withholding tax, provided, however, that such shares under the preceding clause (ii) and this clause (iii) may be used to satisfy not more than the Company’s statutory withholding obligation (based on minimum statutory withholding rates for Federal, state and provincial tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) or (iv) by such other method as specified by the Committee.

7. Miscellaneous.

(a) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(b) Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the Director, Corporate Compensation at the Company’s principal executive office.

(c) Severability The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(e) Fractional Shares. In lieu of issuing a fraction of a share of the Stock resulting from any exercise of the Option, resulting from an adjustment of the Option pursuant to Section 8.3 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount equal to the Fair Market Value of such fractional share.

(f) Beneficiary. The Participant other than a Participant residing in the Province of Québec, may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the Corporate Secretary of the Company at the Company’s principal executive office. If no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be Participant’s beneficiary.

(g) Québec Participant. The Participant residing in the Province of Québec may only designate a beneficiary by will. Upon the death of the Participant residing in the Province of Québec, the Company shall settle the Options pursuant to Sections 2(b) and 4 of this Agreement to the liquidator, administrator or executor of the estate of the Participant.

(h) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(i) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 9 of the Plan.

(j) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

(k) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the day first written above.

ABITIBIBOWATER INC.

By:
	Name:	Pierre Laberge
	Title:	Senior Vice President, Human Resources and Public Affairs

[Signature Page to Nonqualified Stock Option Agreement]